Exhibit 16.1

June 1, 2015

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

We have read the statements of Firefish, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated June 1, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

1660 Highway 100 South
Suite 500
St. Louis Park, Minnesota  55416
630.277.2330